UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026 (June 30, 2026)

VSEE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 N Federal Hwy #304 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VSEE	The Nasdaq Stock Market LLC
Warrants, which entitles the holder to purchase one (1) share of common stock at a price of $11.50 per whole share	VSEEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Labrys Convertible Promissory Note Financing

On June 30, 2026, VSee Health, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Labrys SPA”) with an institutional investor (“Labrys”). Pursuant to the Labrys SPA, the Company issued to Labrys an unsecured convertible promissory note in the aggregate principal amount of $336,000 (including the original issue discount of $36,000) (the “Labrys Note”). The Labrys Note is subject to a one-time interest charge of twelve percent (12%) that guaranteed and earned in full as of the issue date of the Labrys Note. The Labrys Note is due and payable on June 30, 2027. The Company has the right to accelerate payments or prepay the Labrys Note at any time prior to the date that is one hundred eighty-one (181) calendar days after its issuance date, in an amount of cash equal to a certain percentage of the then outstanding principal amount of the Labrys Note plus any accrued and unpaid interest on the unpaid amount of the Labrys Note, which will be based on the date of the prepayment of the Labrys Note. If, at any time after its issuance date and prior to full repayment, the Company or any of its subsidiaries receive cash proceeds from any source or series of related or unrelated sources on or after the issue date of the Labrys Note, including but not limited to, from payments from customers, the issuance of equity or debt, the incurrence of indebtedness, a merchant cash advance, sale of receivables or similar transactions, the conversion of outstanding warrants of the Company, the issuance of securities pursuant to an Equity Line of Credit (as defined in the Labrys Note), or the sale of assets, Labrys has the right in its sole discretion to require the Company to immediately apply up to 50% of such proceeds to repay all or any portion of the outstanding principal amount and interest then due under the Labrys Note. The Labrys Note is convertible into shares of the Company’s common stock at any time following the last of the following the earlier of (i) the date that the Company fails to pay any Amortization Payment (as defined in the Labrys Note), (ii) the date which is one hundred eighty (180) days following the date of its issuance; and (iii) the date that any of the Conversion Shares (as defined in the Labrys SPA) are registered for Labrys’ resale pursuant to a registration statement or prospectus filed by the Company, except where such conversion would result in beneficial ownership by Labrys and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company. The conversion price of the Labrys Note is equal to seventy-five percent (75%) of the lowest closing bid price of the Company’s common stock during the ten (10) trading days prior to the date a notice of conversion is submitted in writing to the Company.

The foregoing descriptions of the Labrys SPA and Labrys Note do not purport to be complete and are qualified in their entirety by reference to the Labrys SPA and Labrys Note, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

The Labrys Note, including the shares of common stock issuable upon conversion thereof, will be issued in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, because the offer and sale of such securities do not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the shares of common stock or any other securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of June 30, 2026, by and between VSee Health, Inc. and an institutional investor.
10.2	Unsecured Convertible Promissory Note, dated June 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2026	VSEE HEALTH, INC.

	By:	/s/ Imoigele Aisiku
	Name:	Imoigele Aisiku
	Title:	Chief Executive Officer

2